Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Roxanne Pipitone Knowles Communications Phone: (630) 238-5257 Email: roxanne.pipitone@knowles.com

Knowles Reports Q4 and Full Year 2016 Financial Results and Provides Outlook for Q1 2017

Q4 Revenue Growth at 8 Percent Y/Y at High End of Guidance
Q4 EPS of $0.19; $0.35 Non-GAAP
Achieved Full Year 2016 Financial Targets

ITASCA, Ill., Feb. 6, 2017 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic, audio processing and specialty component solutions, today announced results for the fourth quarter and year ended December 31, 2016.

“We delivered Q4 revenue growth of 8 percent that was at the high end of our guidance range, and record cash flow,” said Jeffrey Niew, president and CEO of Knowles. “Mobile consumer sales were better than expected driven by stronger MEMS microphone demand from North American and Chinese OEMs, and specialty components revenues were in line with expectations. Overall, I am pleased with our financial performance in 2016 as well as our ability to deliver on our prior full year financial targets; including year over year revenue growth, non-GAAP gross margins of 39 percent, and exiting 2016 at a non-GAAP SG&A run rate of less than $140 million per year.”

“As we look to 2017, we believe that improved voice and audio quality and voice as a user interface are two important trends in the market that are driving the need for our audio solutions. Our capabilities in acoustics, signal processing and software are enabling us to deliver audio solutions for the Mobile, Ear and IoT markets. While we are conservative with our Q1 expectations due to the timing of a major customer product launch, we expect that multi-mic adoption, new customer platforms and higher value solutions will drive full year 2017 revenue growth in the mid-single digit range, expand operating margins, and increase EPS over 2016 levels,” continued Niew.

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions except for per share data).

	Q4FY16	Q3FY16	Q4FY15	Sequential Change	Year Ago Period Change
Revenue	240.6	243.1	223.5	(1)%	8%
Gross profit	94.0	94.9	81.1	(1)%	16%
(as a % of revenue)	39.1%	39.0%	36.3%
Non-GAAP gross profit	94.4	95.7	92.6	(1)%	2%
(as a % of revenue)	39.2%	39.4%	41.4%
Diluted earnings (loss) per share **	0.19	0.24	(0.07)	(21)%	NM***
Non-GAAP diluted earnings per share	0.35	0.37	0.29	(5)%	21%
* Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016.

** Current period results include $5.3 million in stock-based compensation, $2.8 million from amortization of intangibles, $1.1 million in restructuring charges and $0.2 million in production transfer costs.

*** Not Meaningful

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings (loss) per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focuses on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

First Quarter 2017 Outlook
The forward looking guidance for the quarter ending March 31, 2017 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenue	$180 to $200 million	—	$180 to $200 million
Gross Profit Margin	35 to 38%	1%	36 to 39%
EPS	$(0.06) to $0.00	$0.14	$0.08 to $0.14

Q1 2017 GAAP results for continuing operations are expected to include approximately $0.07 per share in stock-based compensation, $0.02 per share in amortization of intangibles, $0.02 per share in production transfer costs, $0.02 adjustment for tax items, and $0.01 per share in amortization of debt discount. Expected Q1 2017 GAAP results exclude potential restructuring items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on August 7, 2017.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 13, 2017 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 48457539.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and specialty component solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in smartphones, tablets, and wearables. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high-end oscillators (timing devices) and capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles operates in 12 countries around the world. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: MEMS microphone demand from our largest customers, in particular, a large North American OEM customer, a large Korean OEM customer and Chinese OEMs; the success and rate of multi-microphone adoption and market adoption of our “intelligent audio” solutions; the pace and success of achieving the cost savings from our announced restructurings and acquisitions; our ability to slow and offset price erosion in certain of our microphone products; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of current and anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; anticipated growth for us and adoption of our technologies and solutions that may not occur; delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, and our ability to integrate acquisitions following consummation; our obligations and risks under a tax matters agreement that was executed as part of our spin-off from our former parent company; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; fluctuations in demand by our telecom and other customers and telecom end markets; our ability to enter new end-user product markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2016

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Revenues	$240.6	$243.1	$223.5
Cost of goods sold	146.5	148.2	139.6
Restructuring charges - cost of goods sold	0.1	—	2.8
Gross profit	94.0	94.9	81.1
Research and development expenses	25.3	23.3	29.9
Selling and administrative expenses	39.4	43.0	49.1
Restructuring charges	1.0	2.1	2.7
Operating expenses	65.7	68.4	81.7
Operating earnings (loss)	28.3	26.5	(0.6)
Interest expense, net	5.3	5.6	3.6
Other (income) expense, net	(2.4)	—	1.0
Earnings (loss) before income taxes and discontinued operations	25.4	20.9	(5.2)
Provision for income taxes	7.9	—	1.4
Earnings (loss) from continuing operations	17.5	20.9	(6.6)
Earnings (loss) from discontinued operations, net	1.8	(28.5)	(180.4)
Net earnings (loss)	$19.3	$(7.6)	$(187.0)

Earnings (loss) per share from continuing operations:
Basic	$0.20	$0.24	$(0.07)
Diluted	$0.19	$0.24	$(0.07)

Earnings (loss) per share from discontinued operations:
Basic	$0.01	$(0.32)	$(2.04)
Diluted	$0.03	$(0.32)	$(2.04)

Net earnings (loss) per share:
Basic	$0.21	$(0.08)	$(2.11)
Diluted	$0.22	$(0.08)	$(2.11)

Weighted average common shares outstanding:
Basic	88,756,735	88,720,888	88,474,926
Diluted	89,773,980	89,317,806	88,474,926

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Year Ended
	December 31, 2016	December 31, 2015
Revenues	$859.3	$849.6
Cost of goods sold	529.2	534.6
Restructuring charges - cost of goods sold	1.5	2.7
Gross profit	328.6	312.3
Research and development expenses	100.5	92.8
Selling and administrative expenses	170.7	171.9
Restructuring charges	10.3	11.6
Operating expenses	281.5	276.3
Operating earnings	47.1	36.0
Interest expense, net	20.4	12.7
Other (income) expense, net	(4.1)	0.7
Earnings before income taxes and discontinued operations	30.8	22.6
Provision for income taxes	11.7	6.1
Earnings from continuing operations	19.1	16.5
Loss from discontinued operations, net	(61.4)	(250.3)
Net loss	$(42.3)	$(233.8)

Earnings per share from continuing operations:
Basic	$0.22	$0.19
Diluted	$0.21	$0.19

Loss per share from discontinued operations:
Basic	$(0.70)	$(2.88)
Diluted	$(0.68)	$(2.88)

Net loss per share:
Basic	$(0.48)	$(2.69)
Diluted	$(0.47)	$(2.69)

Weighted average common shares outstanding:
Basic	88,667,098	86,802,828
Diluted	89,182,967	86,992,254

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Gross profit	$94.0	$94.9	$81.1	$328.6	$312.3
Gross profit as % of revenues	39.1%	39.0%	36.3%	38.2%	36.8%

Stock-based compensation expense	0.1	0.4	0.3	1.5	1.2
Fixed asset, inventory and other charges	—	—	3.3	0.3	3.3
Restructuring charges	0.1	—	2.8	1.5	2.7
Production transfer costs (2)	0.2	0.4	3.9	3.1	16.0
Other (3)	—	—	1.2	—	2.0
Non-GAAP gross profit	$94.4	$95.7	$92.6	$335.0	$337.5
Non-GAAP gross profit as % of revenues	39.2%	39.4%	41.4%	39.0%	39.7%

Research and development expenses	$25.3	$23.3	$29.9	$100.5	$92.8
Stock-based compensation expense	(1.2)	(1.3)	(1.0)	(4.7)	(2.0)
Fixed asset, inventory and other charges	—	—	(0.8)	(0.2)	(0.8)
Non-GAAP research and development expenses	$24.1	$22.0	$28.1	$95.6	$90.0

Selling and administrative expenses	$39.4	$43.0	$49.1	$170.7	$171.9
Stock-based compensation expense	(4.0)	(3.5)	(3.3)	(15.3)	(12.0)
Intangibles amortization expense	(2.8)	(5.6)	(5.5)	(19.6)	(19.6)
Fixed asset, inventory and other charges	—	—	(0.1)	—	(0.1)
Impairment of intangible assets	—	—	(1.0)	—	(1.4)
Other (3)	—	(0.1)	(0.9)	(0.4)	(7.5)
Non-GAAP selling and administrative expenses	$32.6	$33.8	$38.3	$135.4	$131.3

Operating expenses	$65.7	$68.4	$81.7	$281.5	$276.3
Stock-based compensation expense	(5.2)	(4.8)	(4.3)	(20.0)	(14.0)
Intangibles amortization expense	(2.8)	(5.6)	(5.5)	(19.6)	(19.6)
Fixed asset, inventory and other charges	—	—	(0.9)	(0.2)	(0.9)
Restructuring charges	(1.0)	(2.1)	(2.7)	(10.3)	(11.6)
Impairment of intangible assets	—	—	(1.0)	—	(1.4)
Other (3)	—	(0.1)	(0.9)	(0.4)	(7.5)
Non-GAAP operating expenses	$56.7	$55.8	$66.4	$231.0	$221.3

Earnings (loss) from continuing operations	$17.5	$20.9	$(6.6)	$19.1	$16.5
Interest expense, net	5.3	5.6	3.6	20.4	12.7
Provision for income taxes	7.9	—	1.4	11.7	6.1
Earnings (loss) from continuing operations before interest and income taxes	30.7	26.5	(1.6)	51.2	35.3
Earnings (loss) from continuing operations before interest and income taxes as % of revenues	12.8%	10.9%	(0.7)%	6.0%	4.2%

Stock-based compensation expense	5.3	5.2	4.6	21.5	15.2
Intangibles amortization expense	2.8	5.6	5.5	19.6	19.6
Fixed asset, inventory and other charges	—	—	4.2	0.5	4.2
Restructuring charges	1.1	2.1	5.5	11.8	14.3
Impairment of intangible assets	—	—	1.0	—	1.4
Production transfer costs (2)	0.2	0.4	3.9	3.1	16.0
Other loss (gain) (4)	—	0.1	2.1	(1.6)	9.5
Adjusted earnings from continuing operations before interest and income taxes	$40.1	$39.9	$25.2	$106.1	$115.5
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	16.7%	16.4%	11.3%	12.3%	13.6%

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Interest expense, net	$5.3	$5.6	$3.6	$20.4	$12.7
Interest expense, net non-GAAP reconciling adjustments (5)	1.4	1.4	—	4.4	—
Non-GAAP interest expense	$3.9	$4.2	$3.6	$16.0	$12.7

Provision for income taxes	$7.9	$—	$1.4	$11.7	$6.1
Income tax effects of non-GAAP reconciling adjustments	(4.0)	1.6	(5.8)	(7.2)	(0.4)
Non-GAAP provision for (benefit from) income taxes	$3.9	$1.6	$(4.4)	$4.5	$5.7

Earnings (loss) from continuing operations	$17.5	$20.9	$(6.6)	$19.1	$16.5
Non-GAAP reconciling adjustments (6)	9.4	13.4	26.8	54.9	80.2
Interest expense, net non-GAAP reconciling adjustments (5)	1.4	1.4	—	4.4	—
Income tax effects of non-GAAP reconciling adjustments	(4.0)	1.6	(5.8)	(7.2)	(0.4)
Non-GAAP net earnings	$32.3	$34.1	$26.0	$85.6	$97.1

Diluted earnings (loss) per share from continuing operations	$0.19	$0.24	$(0.07)	$0.21	$0.19
Earnings per share non-GAAP reconciling adjustment	0.16	0.13	0.36	0.73	0.91
Non-GAAP diluted earnings per share	$0.35	$0.37	$0.29	$0.94	$1.10

Diluted average shares outstanding	89,773,980	89,317,806	88,474,926	89,182,967	86,992,254
Non-GAAP adjustment (7)	1,642,468	1,939,319	1,138,179	1,758,522	961,841
Non-GAAP diluted average shares outstanding (7)	91,416,448	91,257,125	89,613,105	90,941,489	87,954,095

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focuses on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia. These amounts are included in the corresponding Gross profit, Selling and administrative expenses, Operating expenses and Earnings (loss) from continuing operations before interest and income taxes for each period presented.
(3) Other primarily represents expenses related to the Audience acquisition.

(4)
In 2016, Other loss (gain) primarily represents a gain on the sale of investment related to a non-controlling interest in a MEMS timing device company partially offset by expenses related to the Audience acquisition. In 2015, Other loss (gain) represents expenses related to the Audience acquisition.

(5)
Under GAAP, the accounting for the Company's convertible debt instrument requires separate consideration of the debt and conversion option components of the instrument in a manner that reflects a nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate was 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

(6) The Non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	December 31, 2016	December 31, 2015

Current assets:
Cash and cash equivalents	$66.2	$63.3
Receivables, net of allowances of $1.7 and $1.8	145.1	145.2
Inventories, net	108.2	118.4
Prepaid and other current assets	10.6	9.2
Total current assets	330.1	336.1
Property, plant and equipment, net	186.2	215.3
Goodwill	894.6	925.8
Intangible assets, net	77.4	97.0
Other assets and deferred charges	25.9	29.3
Assets of discontinued operations	0.9	93.0
Total assets	$1,515.1	$1,696.5

Current liabilities:
Current maturities of long-term debt	$9.7	$29.6
Accounts payable	71.8	77.2
Accrued compensation and employee benefits	34.7	31.2
Other accrued expenses	26.0	35.9
Federal and other taxes on income	6.8	1.5
Total current liabilities	149.0	175.4
Long-term debt	288.5	399.2
Deferred income taxes	21.7	18.4
Other liabilities	41.4	43.5
Liabilities of discontinued operations	6.0	53.2
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 88,737,284 and 88,451,564 shares issued at December 31, 2016 and December 31, 2015, respectively	0.9	0.9
Additional paid-in capital	1,499.8	1,449.9
Accumulated deficit	(360.1)	(317.8)
Accumulated other comprehensive loss	(132.1)	(126.2)
Total stockholders' equity	1,008.5	1,006.8
Total liabilities and stockholders' equity	$1,515.1	$1,696.5

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Years Ended December 31,
	2016	2015	2014
Operating Activities
Net loss	$(42.3)	$(233.8)	$(87.0)
Adjustments to reconcile net loss to cash from operating activities:
Depreciation and amortization	73.7	135.7	151.6
Stock-based compensation	21.5	16.5	9.0
Loss on sale of business	25.6	—	—
Non-cash interest expense and amortization of debt issuance costs	5.6	0.8	0.5
Impairment of intangibles	—	144.7	—
Impairment charges on fixed and other assets	0.9	56.5	1.4
Deferred income taxes	4.0	(25.0)	1.2
Non-cash restructuring related charges	—	—	18.8
Other, net	(3.2)	(1.1)	(2.7)
Cash effect of changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	35.9	45.2	(24.3)
Inventories, net	21.9	11.7	(18.2)
Prepaid and other current assets	(1.2)	1.6	1.7
Accounts payable	(26.6)	(42.7)	38.0
Accrued compensation and employee benefits	(0.7)	0.3	(3.4)
Other accrued expenses	(9.6)	(14.9)	23.8
Accrued taxes	5.3	(12.9)	11.6
Other non-current assets and non-current liabilities	(3.3)	(4.2)	(6.5)
Net cash provided by operating activities	107.5	78.4	115.5

Investing Activities
Proceeds from the sale of business	40.6	—	—
Proceeds from the sale of investments	2.0	4.0	14.5
Proceeds from the sale of property, plant and equipment	2.0	0.5	0.3
Additions to property, plant and equipment	(38.7)	(63.1)	(83.9)
Acquisitions of business (net of cash acquired)	—	(35.1)	—
Capitalized patent defense costs	—	(1.0)	(16.0)
Purchase of intellectual property license	—	(0.5)	—
Purchase of investment	—	—	(8.0)
Net cash provided by (used in) investing activities	5.9	(95.2)	(93.1)

Financing Activities
Payments under revolving credit facility	(132.0)	(85.0)	—
Borrowings under revolving credit facility	32.0	130.0	—
Principal payments on term loan debt	(166.5)	(15.0)	—
Proceeds from issuance of convertible senior notes	172.5	—	—
Proceeds from issuance of warrants	39.1	—	—
Purchase of convertible note hedges	(44.5)	—	—
Proceeds from term loan debt	—	—	400.0
Debt issuance costs	(6.7)	(0.3)	(3.3)
Payments of capital lease obligations	(2.3)	(1.4)	—
Tax on restricted stock unit vesting	(1.5)	(2.2)	—
Net proceeds from exercise of stock-based awards	—	—	0.1
Net transfers to Former Parent Company	—	—	(468.2)
Net cash (used in) provided by financing activities	(109.9)	26.1	(71.4)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	(1.2)	(1.4)

Net increase (decrease) in cash and cash equivalents	2.9	8.1	(50.4)
Cash and cash equivalents at beginning of period	63.3	55.2	105.6
Cash and cash equivalents at end of period	$66.2	$63.3	$55.2